  L LERMAN LAW ASSOCIATES, PC
  LA
   125 Town Park Drive
   Suite300

   Kennesaw, Georgia 30144
   770-420-8448 (p)
   678-802-2425 (f)
   www.lermanlawpc.com

 July 24, 2019

 Gilmore Homes Gilmore Loans, LLC
 5401 Old National Highway, #419

 Atlanta, Georgia 30349

 Re: Gilmore Homes Gilmore Loans, LLC (the Company) Offering Statement on Form 1 A (the Offering Statement)

 Ladies and Gentlemen:

 We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Georgia, in connection with the filing of the Offering Statement under Regulation A+ of the Securities Act of 1933, as amended (the Securities Act), with the Securities and Exchange Commission relating to the proposed offering by the Company (the Offering) of up to 1,000,000 shares of Class A Interests of the Company Membership Interests (Interests).

 For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

 1. Certificate of Organization of Gilmore Homes  Gilmore Loans, LLC, as filed with the Secretary of State of the State of Georgia on
        August 6, 2018;

 2. Articles of Organization of Gilmore Homes  Gilmore Loans, LLC, as filed with the Secretary of State of the State of Georgia on
        July 23, 2018; and

 3. Operating Agreement of the Company in the form filed with the Securities and Exchange Commission as Exhibit C with the
        Offering Statement.

 We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

 In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons,
 (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.
 As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

 Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Interests, when issued and delivered against payment therefor as described in the Offering Statement, will be validly issued, fully paid and non-assessable.

 The foregoing opinion is limited to the Georgia Limited Liability Company Act, as currently in effect, and we do not express any opinion herein concerning any other law.

 The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

 Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

 We hereby consent to the use of this letter as an exhibit to the Offering Statement and to any and all references to our firm in the offering circular that is a part of the Offering Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange
 Commission.

     Sincerely,

    /s/ Craig Lerman
    Craig R. Lerman, Esq.
    Managing Attorney for Lerman Law Associates, PC

EXHIBIT D